UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

ZETA GLOBAL HOLDINGS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40464	80-0814458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Park Ave, 33rd Floor
New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 967-5055

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ZETA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 24, 2025, Zeta Global Holdings Corp. (the “Company” or “Zeta”) completed its acquisition of the enterprise business (“Marigold’s Enterprise Business”) from Marigold Group, Inc. (“MGI”), Campaign Monitor Europe UK Ltd. (“CMEUK”), and Selligent Holdings Limited (“Selligent Holdings” together with MGI and CMEUK, the “Sellers”), pursuant to the terms and conditions of the Purchase Agreement dated as of September 27, 2025. The transaction included the purchase of all the equity interests of certain subsidiaries of the Sellers engaged in Marigold’s Enterprise Business, in exchange for aggregate consideration of up to $302.8 million, subject to customary adjustments.

This Amendment No 1 on Form 8-K/A (this “Amendment”) amends Item 9.01 of the Current Report on Form 8-K filed by the Company on November 24, 2025 (the “Original Form 8-K”) to include the historical financial statements of Marigold’s Enterprise Business and the pro forma financial information required by Item 9.01 of Form 8-K, attached hereto as Exhibits 99.1, 99.2 and 99.3. The pro forma financial information included in this Amendment has been presented for informational and illustrative purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company and Marigold’s Enterprise Business would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve as a result of the Company’s acquisition of Marigold’s Enterprise Business. Except as described above, all other information in the Original Form 8-K remains unchanged. The information previously reported in or filed with the Original Form 8-K is hereby incorporated by reference into this Amendment.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired

The audited combined financial statements of Marigold’s Enterprise Business as of and for the year ended June 30, 2025, together with the notes related thereto and the Report of Independent Auditors thereon, and unaudited condensed combined financial statements of Marigold’s Enterprise Business as of and for the three months ended September 30, 2025, together with the notes related thereto, are filed as Exhibits 99.1 and 99.2, respectively, to this Amendment and incorporated by reference herein.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information for Zeta, after giving effect to the acquisition of Marigold’s Enterprise Business and adjustments described in such pro forma financial information, is attached hereto as Exhibit 99.3 and incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers, independent auditors for Marigold’s Enterprise Business.
99.1

Audited combined balance sheet of Marigold’s Enterprise Business as of June 30, 2025, and the related combined statements of operations and comprehensive income (loss), of changes in equity and of cash flows for year ended June 30, 2025, including the notes related thereto.

99.2

Unaudited condensed combined balance sheet of Marigold’s Enterprise Business as of September 30, 2025, and the related combined statements of operations and comprehensive income (loss), of changes in equity and of cash flow for three months ended September 30, 2025, including the notes related thereto.

99.3

Unaudited pro forma condensed combined balance sheet of the Company and Marigold’s Enterprise Business as of September 30, 2025, unaudited pro forma condensed combined statements of operations of the Company and Marigold’s Enterprise Business for the year ended December 31, 2024 and for the nine months ended September 30, 2025, and the notes related thereto.

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zeta Global Holdings Corp.

Date:	February 6, 2026	By:	/s/ Christopher Greiner
Christopher Greiner Chief Financial Officer